Exhibit 10.6(l)

WRITTEN ACTION OF

OFFICER OF

U.S. BANCORP

(Adoption of Thirteenth Amendment to

U.S. Bank Non-Qualified Retirement Plan)

I, Jennie Carlson, certify that I am the Executive Vice President, Human Resources of U.S. Bancorp, a Delaware corporation, and that, pursuant to authority granted in the U.S. Bank Non-Qualified Retirement Plan (2002 Statement), I take the following actions:

The document entitled “Thirteenth Amendment of U.S. Bank Non-Qualified Retirement Plan (2002 Statement)” is approved and adopted.

I certify that the document attached is a true and correct copy of the amendment.

Dated: December 23, 2013	/s/ Jennie Carlson
Jennie Carlson
Executive Vice President, Human Resources

THIRTEENTH AMENDMENT

OF

U.S. BANK NON-QUALIFIED RETIREMENT PLAN

The U.S. Bank Non-Qualified Retirement Plan (the “Plan”) is amended as provided below. This amendment is intended to clarify the Plan. The amendment below is not intended to make any changes that would cause a violation of section 409A of the Internal Revenue Code or its accompanying regulations. If a change in this amendment is determined to be a violation of section 409A, the amendment shall not be effective and shall be disregarded with respect to the rules governing benefits under the Plan.

1. CALCULATION OF EXCESS BENEFIT. Effective January 1, 2013, with respect to benefit accruals on and after that date, a new final paragraph shall be added to Section 4.1 that reads as follows:

Notwithstanding the foregoing, if a Participant is receiving benefits under the Company’s or an Employer’s long-term disability plan, the Participant shall cease accruing an Excess Benefit under this Plan (even if the Participant continues to accrue a benefit under the Qualified Plan) on the earlier of the following:

(i)	the first day of the month the Participant’s benefit under this Plan is distributed to the Participant, or

(ii)	the later of (i) the Participant’s attainment of age 62, or (ii) the Participant’s Separation from Service.

In the context of a Participant who is determined to be Disabled, a Participant’s Separation from Service is the date the Participant is terminated from regular employment on the Employer’s payroll and personnel records (subject to section 409A of the Code).

2. NON-GRANDFATHERED AMOUNTS – OPTIONAL FORMS OF PAYMENT (ANNUITY PAYMENT). Effective January 1, 2013, the first sentence of the second paragraph of Section 4.3.1 of the Plan Statement shall be amended to replace the current clause (ii) that reads “on or before the date of the Participant’s Separation from Service,” with “before the date for the first annuity payment,”.

3. NON-GRANDFATHERED AMOUNTS – OPTIONAL FORMS OF PAYMENT (SINGLE LUMP SUM FORM OF PAYMENT). Effective January 1, 2013 (and as previously provided under component documents), Section 4.3.1 of the Plan Statement shall be amended to read as follows:

Notwithstanding the foregoing, a Participant who has a non-grandfathered supplemental benefit under the Plan who cannot elect a single lump sum for the supplemental benefit and has not commenced payment shall not be able to elect a single lump sum payment for the excess benefit.

For purposes of clarity, the foregoing shall apply prospectively and not alter or affect elections already made under the Plan.

4. SMALL AMOUNTS. Effective January 1, 2013 (provided that the changes with respect to Grandfathered Amounts are not a material modification), Section 4.5 of the Plan Statement shall be amended to read as follows:

4.5. Small Amounts .

4.5.1. Non-Grandfathered Benefit with Value Equal to or Less Than the Applicable Dollar Amount Under Section 402(g)(1)(B). On and after a Participant’s Separation from Service, the following small amount cash out rules shall apply to the Participant’s non-grandfathered benefit (if any) under the Plan.

(a)	Non-Account Balance Benefit. If the Actuarially Equal single lump value of a Participant’s non-account Excess Benefit and benefits under all of the Company’s non-account balance deferred compensation plans (within the meaning of section 409A of the Code and applicable guidance thereunder) is not greater than the applicable dollar limit under section 402(g)(1)(B) of the Code (as adjusted from time to time), the Participant’s Excess Benefit and benefits under all of the Company’s non-account balance deferred compensation plans (within the meaning of section 409A of the Code) may be paid in a single lump sum payment as soon as administratively feasible following the date it is less than that amount.

(b)	Non-Elective Account Balance Benefit. If the Actuarially Equal single lump value of a Participant’s non-elective account balance Excess Benefit (such as the excess benefit on the 2010 cash and benefits under all of the Company’s non-elective account balance deferred compensation plans (within the meaning of section 409A of the Code and applicable guidance thereunder) is not greater than the applicable dollar limit under section 402(g)(1)(B) of the Code (as adjusted from time to time), the Participant’s non-elective account balance Excess Benefit and benefits under all of the Company’s non-elective account balance deferred compensation plans (within the meaning of section 409A of the Code) may be paid in a single lump sum payment as soon as administratively feasible following the date it is less than that amount.

4.5.2. Grandfathered Amount with Value Equal to or Less Than the Applicable Dollar Amount Under Section 402(g)(1)(B) (where Participant does not have a Non-Grandfathered Benefit). On and after a Participant’s Separation from Service, the following small amount cash out rules shall apply to the Participant’s Grandfathered Amount (if any) under the Plan. If the Actuarially Equal single lump value of a Participant’s Grandfathered Amount and grandfathered benefits under all of the Company’s deferred compensation plans (within the meaning of section 409A of the Code and applicable guidance thereunder) is not greater than the applicable dollar limit under section 402(g)(1)(B) of the Code (as adjusted from time to time), the Participant’s Grandfathered Amount and grandfathered benefits under all of the Company’s deferred compensation plans (within the meaning of section 409A of the Code) may be paid in a single lump sum payment as soon as administratively feasible following the date it is less than that amount.

4.5.3. Non-Grandfathered Benefit and Grandfathered Amount . On and after a Participant’s Separation from Service, if a Participant has a non-grandfathered benefit (either non-account benefit, non-elective account benefit, or both) and a Grandfathered Amount, the determination of whether an amount may be cashed out shall be independently made with respect to (i) the non-Grandfathered, non-account balance benefit, (ii) the non-Grandfathered, non-elective account balance benefit, and (iii) the Grandfathered Amount as to whether the value of any one of them is not greater than the applicable dollar limit under section 402(g)(1)(B) of the Code (as adjusted from time to time). If so, then the rules under Section 4.5.1 and Section 4.52 (as applicable) shall apply.

5. NON-GRANDFATHERED BENEFITS – OPTIONAL FORMS OF PAYMENT. Effective January 1, 2013, Section 6.3.1 of the Plan Statement shall be amended such that clause (d) shall be amended to add “or” after the semi-colon at the end of the clause, clause (e) shall be amended to delete “; or” at the end of the clause and replace them with “.”, and clause (f) shall be deleted.

6. SAVINGS CLAUSE. Save and except as expressly amended above, the Plan shall continue in full force and effect.

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